UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2026

ARRAY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39613	83-2747826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 Midway Place NE

Albuquerque, New Mexico 87109

(Address of Principal Executive Offices, and Zip Code)

(505) 881-7567

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ARRY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On July 16, 2026, Array Technologies, Inc., a Delaware corporation (the “Company”), and STINorland USA, Inc., a California corporation and an indirect wholly-owned subsidiary of the Company (the “Buyer”), entered into an equity purchase agreement (the “Purchase Agreement”) with Affordable Wire Management, LLC, a Delaware limited liability company (“AWM”), DS Equity Holdings LLC, a Delaware limited liability company (“Seller”), Scott R. Rand and Daniel R. Smith, pursuant to which the Buyer will acquire all of the issued and outstanding equity interests of AWM, a company that designs, manufactures, markets and sells wire management products for the utility scale photovoltaic or battery storage system industries (such transaction, the “Transaction”).

Under the terms of the Purchase Agreement, the Buyer has agreed to pay total consideration of up to $203,000,000, subject to customary adjustments for cash, indebtedness, net working capital, transaction expenses and escrow amounts, which includes a base purchase price of $153,000,000, deferred consideration payments of up to $10,000,000 (each such payment, a “Deferred Consideration Payment”) and performance-based earn-out payments of up to $40,000,000 (each such payment, a “Performance Earn-Out Payment”). Subject to the terms and conditions set forth in the Purchase Agreement, Deferred Consideration Payments of $5,000,000 will be payable to Seller on the first anniversary of the date (the “Closing Date”) of the closing of the transactions contemplated by the Purchase Agreement (the “Closing”) and an additional $5,000,000 on the second anniversary of the Closing Date. As more fully described in the Purchase Agreement, the Deferred Consideration Payments are subject to reduction if either Scott R. Rand or Daniel R. Smith cease to be employees of AWM under certain circumstances.

In addition, the Purchase Agreement provides for an earnout pursuant to which the Seller may receive Performance Earn-Out Payments based upon AWM’s achievement of certain EBITDA (as defined in the Purchase Agreement) performance targets during three earn-out periods. Seller may be eligible to receive up to $8,000,000 based on performance for the year ended December 31, 2026, and up to an additional $16,000,000 based on performance for each of the years ending December 31, 2027 and 2028, for a maximum total of $40,000,000 in Performance Earn-Out Payments. Each Deferred Consideration Payment and Performance Earn-Out Payment will, at the Company’s election, be paid (i) in cash, (ii) through the issuance of shares of Company common stock, par value $0.001 per share (the “Common Stock”), valued at the volume weighted average price per share of the Common Stock for the 10 Trading Days (as defined in the Purchase Agreement) preceding such date of determination (the “10-Day VWAP”) as of the Trading Day immediately preceding the date on which such payment is due, or (iii) by any combination of the foregoing.

The Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions of each of the parties with respect to their respective businesses and ability to enter into and consummate the Transaction.

The Transaction is subject to the satisfaction or waiver of certain customary closing conditions, including, among other things, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Purchase Agreement contains customary termination rights, including the right of either the Buyer or Seller to terminate the Purchase Agreement if the closing has not occurred by December 13, 2026, as such date may be extended if required to obtain regulatory approvals.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

At the Company’s election, the Deferred Consideration Payments and the Performance Earn-Out Payments may be paid in cash or in shares of the Common Stock, or a combination thereof. The exact number of shares of Common Stock issued for such payments, if any, will be calculated by dividing the amount of the Deferred Consideration Payments or the Performance Earn-Out Payments to be paid in Common Stock by the 10-Day VWAP as of the Trading Day immediately preceding the date on which such payment is due.

The number of shares of Common Stock issued in connection with the Deferred Consideration Payments and the Performance Earn-Out Payments, if any, will depend on (i) the applicable terms and conditions of the Purchase Agreement, (ii) the portion of each respective payment the Company elects to pay in Common Stock and (iii) the trading price of the Common Stock. The Company expects to file one or more amendments to this Current Report on Form 8-K to report the number of shares of Common Stock issued in respect of the Deferred Consideration Payments and Performance Earn-Out Payments, if any.

The Company intends to issue the shares of Common Stock in connection with the Transaction in reliance upon the exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended and/or Rule 506 of Regulation D promulgated thereunder, as a transaction not involving a public offering.

The information contained under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

A press release and investor presentation relating to the Transaction are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein. Additionally, a copy of the press release and the investor presentation are available on the Company’s website at www.arraytechinc.com.

The information included in Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit#	Description

2.1+	Equity Purchase Agreement, dated July 16, 2026, by and among STINorland USA, Inc., Array Technologies, Inc., Affordable Wire Management, LLC, DS Equity Holdings LLC, Scott R. Rand and Daniel R. Smith.

99.1	Press Release of Array Technologies, Inc., dated July 16, 2026.

99.2	Investor Presentation of Array Technologies, Inc., dated July 16, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The following exhibits are filed as part of this report:

+	Certain exhibits and schedules have been omitted pursuant to Regulation S-K Item 601(a)(5) and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array Technologies, Inc.

Date: July 16, 2026	By:	/s/ Gina K. Gunning
	Name:	Gina K. Gunning
	Title:	Chief Legal Officer and Corporate Secretary